EMPLOYMENT AGREEMENT



         This Employment Agreement ("Agreement") is made and entered into as of this ___ day of _________, 1997, effective as of July 1, 1997, by and between Atlantic Gulf Communities Corporation, a Delaware corporation with its principal executive offices located in Miami, Florida (the "Company"), and J. Larry Rutherford (hereinafter called the "Executive").


                                 R E C I T A L S

         A. The Executive is currently employed as the President and Chief Executive Officer of the Company.

         B. The Executive possesses intimate knowledge of the business, properties, finances, projects and affairs of the Company, its policies, methods and personnel.

         C. The Board of Directors of the Company (the "Board") recognizes that the Executive has contributed to the growth and success of the Company, and desires to assure the Company of the Executive's continued employment and to compensate him therefor.

         D. The Board has determined that this Agreement will reinforce and encourage the Executive's continued attention and dedication to the Company, for the benefit of the Company and its stockholders.

         E. The Executive is willing to make his services available to the Company on the terms and conditions hereinafter set forth.


                                    AGREEMENT

         NOW, THEREFORE, for and in consideration of the premises and mutual covenants and agreements set forth herein, the parties agree as follows:

         1.       Employment.
                  ----------

                  1.1 EMPLOYMENT. The Company hereby agrees to employ the Executive and the Executive hereby agrees to serve the Company on the terms and conditions set forth herein.

                  1.2 DUTIES OF EXECUTIVE. During the term of this Agreement, the Executive shall serve as the President and Chief Executive Officer of the Company, in accordance with the by-laws


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of the  Company  (as in  effect  from  time to time)  and  Delaware  law,  shall diligently perform all services as may be assigned to him by the Board (provided that, such services shall not materially differ in scope from the services currently and previously provided by the Executive), and shall exercise such power and authority as may from time to time be delegated to him by the Board. The Executive shall devote his full time and attention to the business and affairs of the Company, shall render such services to the best of his ability, and shall use his best efforts to promote and advance the interests of the Company.

         2. TERM. The term of this Agreement, and the employment of the Executive hereunder, shall commence on July 1, 1997 (the "Commencement Date") and shall expire on December 31, 2000 (the "Expiration Date") unless sooner terminated in accordance with the terms and conditions hereof (the "Term").

         3.       Compensation.
                  ------------

                  3.1      Base Salary.
                           -----------

                           (a)      During   the   period   commencing   on  the
Commencement Date through December 31, 1997, the Executive shall receive a gross base salary at the annual rate of Four Hundred Fifty Thousand Dollars ($450,000), payable in installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes.

                           (b)      From  and  after   January  1,   1998,   the
Executive shall receive a gross base salary at the annual rate of Four Hundred Fifty Thousand Dollars ($450,000) (the "Base Salary"), payable in installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes. Beginning January 1, 1999, the Base Salary shall be reviewed, at least annually, by the Board and may, by action and in the sole discretion of the Board, be increased at any time or from time to time.

                  3.2 INCENTIVE COMPENSATION. In addition to Executive's Base Salary, during the period this Agreement is in effect, the Executive shall be entitled to receive the following bonuses (collectively, the "Incentive Compensation"):

                           (a)      A  bonus   equal  to  Two  Hundred  and  Six
Thousand Dollars ($206,000), less applicable withholding taxes, shall be payable to the Executive upon the execution of this Agreement. This bonus represents, and shall be in full and complete satisfaction of, the bonus that the Executive is entitled to receive for the period from January 1, 1997 through June 30, 1997. In addition, the Executive shall be eligible to receive a bonus equal to Two Hundred Thousand Dollars ($200,000) for the period from the Commencement Date through December 31, 1997, 50% of which shall be subject to the achievement of the objectives set forth on Schedule 1, attached hereto, and 50% of which shall be determined upon the Board's sole discretion. Such bonus, less applicable withholding taxes, shall be payable on or before March 15, 1998.


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                           (b)      From January 1, 1998 through the  Expiration
Date (unless this Agreement is terminated prior to the Expiration Date) the Executive shall be eligible to receive an annual bonus of up to Six Hundred Thousand Dollars ($600,000) (the "Bonus"). Twenty-five percent (25%) of the Bonus shall be payable upon the Board's sole discretion. Seventy-five percent (75%) of the Bonus shall be payable solely upon the Company's achievement of the objectives pre-determined by the Compensation Committee for the calendar year to which such Bonus applies, which objectives shall be made known to the Executive through a written notice no later than March 31st of each such calendar year. The pre-determined objectives set by the Compensation Committee shall be based upon any or all of the following business criteria for the Company, and/or specified subsidiaries, and/or business units, or development projects of the Company and/or specified subsidiaries: (1) net cash flow; (2) net pre-tax or net after-tax earnings; (3) earnings before interest expense, taxes, depreciation and amortization; (4) earnings per share; (5) return on equity; (6) return on capital; (7) return on investment; (8) ratio of debt to stockholder's equity; and (9) total stockholder return (or total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor's 500 Stock Index. Pursuant to Section 162(m) of the Internal Revenue Code, the Compensation Committee shall determine if the Executive has met the pre-determined objectives. The Bonus shall be payable on or before March 15th of each year following the year with respect to which such Bonus shall be earned. Fifty percent (50%) of the Bonus, less applicable withholding taxes, shall be paid to the Executive in the form of shares of common stock of the Company, which shares shall be valued at their fair market value as of the date of the payment. Fifty percent (50%) of the Bonus, shall be paid to the Executive in the form of cash. No fractional shares of common stock shall be issued to the Executive hereunder, with any fractional portion of a share settled in cash.

                           (c)      The Company  shall loan to the Executive the
amount of the federal income taxes required to be withheld by the Company with respect to the portion of the Bonus that is payable to the Executive in the form of common stock of the Company. The loan shall be evidenced by a recourse promissory note secured by the shares of common stock granted to the Executive as part of the Bonus. Interest on the loan shall accrue at the prime rate, as published in the Wall Street Journal from time to time, and shall be payable monthly in arrears. The full amount of the principal of the loan, together with any accrued and unpaid interest, shall be payable one year from the date of the loan.

Except as otherwise determined by the Compensation Committee, in its sole and absolute discretion, the periods for which Incentive Compensation is payable under this Section 3.2, sometimes hereinafter referred to as the Bonus Periods, shall be the six (6) month period from July 1, to December 31, 1997, and each calendar year thereafter.

                  3.3 COMPANY PERFORMANCE/WARRANT RESET INCENTIVE. In connection with the common stock purchase warrants (the "Warrants") issued by the Company to AP-AGC, LLC, a shareholder of the Company ("Apollo"), pursuant to those certain Warrants for the purchase of common stock of Atlantic Gulf Communities Corporation (the "Warrant Agreements"), in the event,


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and solely in the event, there is no reduction in the Exercise Price (as defined in the Warrant Agreements) of any of the Warrants as of the Adjustment Date (as defined in the Warrant Agreements) pursuant to Section 6 of the Warrant Agreements, then the Executive shall receive from the Company a payment equal to Two Hundred Fifty Thousand Dollars ($250,000) (the "Warrant Reset Incentive"), which payment shall be made within ten (10) days of the date on which the final determination is made as to whether, a reduction of the Exercise Price of the Warrants is required pursuant to said Section 6. Fifty percent (50%) of the Warrant Reset Incentive, less applicable withholding taxes, shall be paid to the Executive in the form of shares of common stock of the Company, which shares shall be valued at their fair market value as of the date of the payment. Fifty percent (50%) of the Warrant Reset Incentive, less applicable withholding taxes, shall be paid to the Executive in the form of cash. No fractional shares of common stock shall be issued to the Executive hereunder, with any fractional portion of a share settled in cash.

         4.       Expense Reimbursement and Other Benefits.
                  -----------------------------------------

                  4.1 Reimbursement of Expenses. During the term of Executive's employment hereunder, upon the submission of proper substantiation by the Executive (in the manner and form determined by the Company), and subject to such rules and guidelines as the Company may from time to time adopt, the Company shall reimburse the Executive for all reasonable and necessary expenses actually paid or incurred by the Executive in the course of, and pursuant to, the business of the Company. The Executive shall account to the Company in writing for all expenses for which reimbursement is sought and shall supply to the Company originals of all relevant invoices, receipts or other evidence reasonably requested by the Company.

                  4.2 COMPENSATION/BENEFIT PROGRAMS. During the term of this Agreement, the Executive shall be entitled to participate in all medical, dental, hospitalization, accidental death and dismemberment, disability, travel and life insurance plans, and any and all other employee welfare or benefit plans as are presently and hereinafter offered by the Company to its executives, including savings, pension, profit-sharing and deferred compensation plans, subject to the general eligibility and participation provisions set forth in such plans.

                  4.3  WORKING   FACILITIES.   The  Company  shall  furnish  the
Executive with an office, secretarial help and such other facilities and services suitable to his position and adequate for the performance of his duties hereunder.

                  4.4      Stock Options.
                           -------------

                           (a)      Pursuant to the  authorization and action by
the Compensation Committee on November 17, 1997, the Executive has been granted options to purchase up to Three Million (3,000,000) shares of the Company's common stock (the "Stock Options"), subject to the terms and conditions set forth in the Stock Incentive Plan and Agreement dated November 17, 1997, attached hereto as Exhibit "A" (the "Stock Incentive Plan and Agreement").


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


                           (b)      Notwithstanding  anything  to  the  contrary
contained herein, the Executive may not exercise his Stock Options at any time prior to the date (the "Shareholder Approval Date") on which the Stock Incentive Plan and Agreement is approved by a majority vote of the shareholders of the Company, in satisfaction of Section 162(m) of the Internal Revenue Code. Subject to the foregoing, the Executive's Stock Options shall become exercisable according to the following schedule (provided the Executive's employment hereunder has not been terminated prior to each "Exercisability Date") and subject to such other terms as may be contained in the Stock Incentive Plan and
Agreement:

                                              Number of Shares That Become
                   Exercisability Date           Available for Purchase
                   -------------------           ----------------------

                Shareholder Approval Date               750,000
                    December 31, 1998                   750,000
                    December 31, 1999                   750,000
                    December 31, 2000                   750,000

In the event the shareholders of the Company do not approve the Stock Incentive Plan and Agreement, in accordance with Section 162(m) of the Internal Revenue Code, prior to September 30, 1998, any Stock Options granted to the Executive, pursuant to this Section 4.4, shall be deemed null and void AB INITIO, and the Executive may terminate this Agreement for "Good Reason," as more fully set forth in Section 5.5(b) hereof.

                           (c)      The exercise  price (the "Option  Price") of
the Stock Options shall be the Fair Market Value, as determined under the Stock Incentive Plan and Agreement, per share, of the common stock of the Company on the Shareholder Approval Date. The Stock Options shall expire on the seventh
(7th) anniversary of the date of grant, unless the Stock Options shall be forfeited on an earlier date, as set forth herein and under the Stock Incentive Plan and Agreement. All other terms and conditions of the Stock Options shall be as set forth in the Stock Incentive Plan and Agreement.

                           (d)      Notwithstanding   the  above,  any  and  all
unexercisable and/or unexercised Stock Options shall be forfeited, terminated and deemed null and void on the dates set forth in Sections 5.1 through 5.5 hereof, as applicable, in the event the Executive's employment hereunder is terminated pursuant to the applicable section hereof.

                           (e)      (i) In  the  event  that  the  Option  Price
exceeds $5.75 per Share, then the Company shall pay to the Executive as deferred compensation (the "Deferred Compensation"), in accordance with the Stock Incentive Plan and Agreement attached as "Exhibit A", the following amounts:

                                    (x)     On July 1, 2001,  an amount equal to
the product of 1,000,000


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multiplied  by the  lesser of (1) the Date of Grant  Spread  and (2) the Date of
Payment Spread on June 30, 2001;

                                    (y)     On July 1, 2002,  an amount equal to
the product of 1,000,000 multiplied by the lesser of (1) the Date of Grant Spread and (2) the Date of Payment Spread on June 30, 2002; and

                                    (z)     On July 1, 2003,  an amount equal to
the product of 1,000,000 multiplied by the lesser of (1) the Date of Grant Spread and (2) the Date of Payment Spread on June 30, 2003.

                           (ii)     For purposes of this Agreement:

                                    (x)     the  "Date  of Grant  Spread"  shall
mean the amount, if any, by which (1) the average Fair Market Value of a Share on each business day in the 30 day period ending on November 17, 1997 exceeds
(2) $5.75;

                                    (y)     the "Date of  Payment  Spread" as of
any date shall mean the amount, if any, by which (1) the Fair Market Value of a Share on each business day within the 30 day period ending on that date exceeds
(2) $5.75;

                                    (z)     the terms  "Fair  Market  Value" and
"Share" shall have those meanings set forth in the Stock Incentive Plan and Agreement attached as Exhibit "A".

                           (iii)   The  Company   shall  make  payment  of  the
amounts required under this Section 4.4(e) in cash or shares of the Company's Common Stock, or any combination thereof as determined by the Board, less applicable withholding taxes.

                           (iv)     Notwithstanding  anything  to  the  contrary
contained herein, the Executive shall not receive any Deferred Compensation pursuant to this Section 4.4(e) unless the Stock Incentive Plan and Agreement is approved by a majority vote of the shareholders of the Company in satisfaction of Section 162(m) of the Internal Revenue Code. In addition, no Deferred Compensation shall be payable under this Section 4.4 after the date on which the Executive's employment with the Company is terminated if the Company terminates the Executive's employment for Cause pursuant to Section 5.1 or the Executive terminates his employment with the Company pursuant to Section 5.5.

                  4.5      Financed Stock Purchase.
                           -----------------------

                           (a)      In  addition to the Stock  Options  provided
for in Section 4.4 above, and in accordance with the Stock Incentive Plan and Agreement attached as "Exhibit A", the Company shall make loans to the Executive (the "Loans") equal to the funds necessary for the purchase by the


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Executive of up to an aggregate of One Million Dollars ($1,000,000) worth of the common stock of the Company, valued at fair market value on the date of purchase. The Loans shall be secured by a pledge of the shares of common stock purchased by the Executive. Up to Four Hundred Thousand Dollars ($400,000) of the Loans shall be recourse loans as to the Executive, and up to Six Hundred Thousand Dollars ($600,000) of the Loans shall be non-recourse as to the Executive. The term of the Loans shall be for five (5) years, payable in annual installments of interest only, with principal and unpaid interest payable on maturity, and the interest rate of the Loans shall be the prime rate, as published in the Wall Street Journal from time to time. In addition to other customary events of default, the Loans shall become due and payable in full upon
(i) the termination by the Company of Executive's employment with the Company hereunder for cause (as defined in Section 5.1 hereof), or (ii) the termination by Executive of his employment with the Company hereunder. The terms and conditions of all promissory notes evidencing the Loans, and the terms and conditions of all pledge agreements evidencing the pledge of the shares of common stock as security for the Loans, shall be in a form satisfactory to the
Company.   Notwithstanding  anything  to  the  contrary  contained  herein,  the
Executive may not purchase any stock pursuant to the provisions of the Section 4.5(a) for a nonrecourse note unless the Stock Incentive Plan and Agreement is approved by a majority vote of the shareholders of the Company in satisfaction of Section 162(m) of the Internal Revenue Code.

                           (b)      The  Executive  agrees that, in the event an
underwriter requests the Company, in connection with an underwritten public offering of any of its securities, to secure and obtain a lock-up agreement, from any of the Company's stockholders, optionholders or employees, whereby each stockholder, optionholder or employee agrees to refrain from selling, transferring, pledging or otherwise conveying his securities for a certain period (the "Lock-up"), the Executive shall execute and deliver to the Company a Lock-up, in form and substance acceptable to the Company and the underwriters of such offering, within ten (10) days of the receipt of a written request from the Company.

                  4.6 OTHER  BENEFITS.  The Executive  shall be entitled to four
(4) weeks of vacation each calendar year during the term of this Agreement, to be taken at such times as the Executive and the Company shall mutually determine and provided that no vacation time shall interfere with the duties required to be rendered by the Executive hereunder. Any vacation time not taken by Executive during any calendar year may not be carried forward into any succeeding calendar year. The Executive shall not be entitled to cash in lieu of unused vacation days. The Executive shall continue to receive the appropriate benefits currently available to the Executive, under the terms, if any, as the Board of the Company shall from time to time determine.

         5.       Termination.
                  -----------

                  5.1 TERMINATION FOR CAUSE. The Company shall at all times have the right, in its sole and absolute discretion, upon written notice to the Executive, to terminate the Executive's employment hereunder, for cause. For purposes of this Agreement, the term "cause" shall mean:


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                           (i)      an action or omission of the Executive which
constitutes a willful and material breach of this Agreement which is not cured within fifteen (15) days after receipt by the Executive of written notice of same,

                           (ii)     fraud,  embezzlement,   misappropriation  of
funds, breach of trust or any other dishonest and injurious conduct against the Company, committed by the Executive,

                           (iii)    conviction of the Executive  with respect to
a felony or any other crime that involves moral turpitude, unless the conviction is attributable to an act committed before the date of this Agreement and the Company had actual knowledge of such act prior to its execution of this Agreement,

                           (iv)     from and after  the date of this  Agreement,
any act committed by the Executive involving the excess consumption of alcohol or drugs, or any other acts of moral turpitude committed in such a manner as to publicly and adversely reflect upon the reputation or stature of the Company,

                           (v)      gross or continuing negligence in connection
with the performance of the Executive's duties hereunder, or

                           (vi)     the material and willful or knowing  failure
or refusal by the Executive, or the inability of the Executive (other than as a result of a disability or death), to perform his duties hereunder, or in accordance with the lawful written instructions of the Board of Directors.

Any termination for cause shall be made in writing to the Executive, which notice shall set forth the acts or omissions upon which the Company is relying for such termination. The Executive shall have the right to address the Board regarding the acts set forth in the notice of termination. Upon any termination pursuant to this Section 5.1, the Company shall (i) pay to the Executive any accrued and earned but unpaid Base Salary to the date of termination and (ii) pay to the Executive his accrued and earned but unpaid Incentive Compensation, if any, for any Bonus Period ending on or before the date of the termination of Executive's employment with the Company. Any and all unexercisable and/or unexercised Stock Options as of the date of the Executive's termination under this Section 5.1 shall be forfeited, terminated and deemed null and void five
(5) business days from the date of termination. The Company shall have no further liability hereunder (other than for reimbursement for reasonable and necessary business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1). Upon any termination pursuant to this Section 5.1, the Executive shall be deemed to have resigned as Chairman of the Board of the Company, and if required by the Board, the Executive hereby agrees to immediately execute a resignation letter and to deliver such letter to the Board.

                  5.2 DISABILITY. The Company shall at all times have the right, upon written notice


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


to the Executive, to terminate the Executive's employment hereunder, if the Executive shall as the result of mental or physical incapacity, illness or disability, become unable to perform his obligations hereunder for a period of 180 days in any 12-month period. The Company shall have sole discretion based upon competent medical advice to determine whether the Executive is or continues to be, disabled. Upon any termination pursuant to this Section 5.2, the Company shall (i) pay to the Executive any accrued and earned but unpaid Base Salary through the effective date of termination specified in such notice, (ii) pay to the Executive his accrued and earned but unpaid Incentive Compensation, if any, for any Bonus Period ending on or before the date on which the Executive first becomes disabled, and (iii) pay to the Executive his Base Salary, in installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes, for six (6) months from the date on which the Executive first becomes disabled, and (iv) pay to the Executive the Deferred Compensation pursuant to Section 4.4(e). Any and all unexercisable and/or unexercised Stock Options as of the Executive's termination under this
Section 5.2 shall be forfeited, terminated and deemed null and void ninety (90) days from the date of termination. The Company shall have no further liability hereunder, other than for (A) reimbursement for reasonable and necessary business expenses incurred prior to the date of termination (subject, however to the provisions of Section 4.1) and (B) any disability benefits provided to the Executive by the Company pursuant to Section 4.2 hereof. Upon any termination pursuant to this Section 5.2, the Executive shall be deemed to have resigned as Chairman of the Board of the Company, and if required by the Board, the Executive hereby agrees to immediately execute a resignation letter and to deliver such letter to the Board.

                  5.3 DEATH. In the event of the death of the Executive during the term of his employment hereunder, the Company shall (i) pay to the estate of the deceased Executive any accrued and earned but unpaid Base Salary through the Executive's date of death, (ii) pay to the estate of the deceased Executive his accrued and earned but unpaid Incentive Compensation, if any, for any Bonus Period ending on or before the Executive's date of death, and (iii) pay to the estate of the deceased Executive, the Executive's Base Salary, in installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes, for six (6) months from the date of the Executive's death, and (iv) pay to the Executive the Deferred Compensation pursuant to
Section 4.4(e). Any and all unexercisable and/or unexercised Stock Options as of the date of the Executive's death shall be forfeited, terminated and deemed null and void ninety (90) days from the date of the Executive's death. The Company shall have no further liability hereunder other than for (A) reimbursement for reasonable and necessary business expenses incurred prior to the date of the Executive's death (subject, however to the provisions of Section 4.1) and (B) any death or life insurance benefits provided to the Executive by the Company pursuant to Section 4.2 hereof).

                  5.4 TERMINATION WITHOUT CAUSE. The Company shall at all times have the right, in its sole and absolute discretion, upon written notice to the Executive, to terminate the Executive's employment hereunder. Upon any termination pursuant to this Section 5.4 (that is not a termination under any of Sections 5.1, 5.2, 5.3, or 5.5), the Company shall (i) pay to the Executive any accrued


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and earned but unpaid Base  Salary  through the  effective  date of  termination specified in such notice, (ii) pay to the Executive the accrued and earned but unpaid Incentive Compensation, if any, for any Bonus Period ending on or before the effective date of termination in such notice, and (iii) thereafter, pay to the Executive his Base Salary, in installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes, until the earlier of (A) the date which is two (2) years from the date of the Executive's termination, or (B) the Expiration Date, and (iv) pay to the Executive the Deferred Compensation pursuant to Section 4.4(e). Further, any Stock Options that have not become exercisable prior to the date of the
Executive's   termination   shall  become   immediately   exercisable  upon  the
termination by the Company of Executive's employment under this Section 5.4 prior to the Expiration Date. Any and all unexercised Stock Options shall be forfeited, terminated and deemed null and void ninety (90) days from the date on which the Executive's employment with the Company terminates. The Company shall have no further liability hereunder (other than for reimbursement for reasonable and necessary business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1). Upon any termination pursuant to this Section 5.4, the Executive shall be deemed to have resigned as Chairman of the Board of the Company, and if required by the Board, the Executive hereby agrees to immediately execute a resignation letter and to deliver such letter to the Board.

                  5.5      Termination by Executive.
                           ------------------------

                           (a)      The  Executive  shall at all times  have the
right, upon sixty (60) days written notice to the Company, to terminate the Executive's employment with the Company hereunder. Upon any termination pursuant to this Section 5.5(a) (other than a termination due to Executive's death, disability, or a termination by the Executive for "Good Reason," as described below), the Company shall (i) pay to the Executive any accrued and earned but unpaid Base Salary through the effective date of termination specified in the written notice by the Executive and (ii) pay to the Executive his accrued and earned but unpaid Incentive Compensation, if any, for any Bonus Period ending on or before the termination of Executive's employment with the Company. Any and all unexercisable and/or unexercised Stock Options as of the Executive's termination under this Section 5.5(a) shall be forfeited, terminated and deemed null and void thirty (30) days from the date of the Executive's termination of employment with the Company. The Company shall have no further liability hereunder (other than for reimbursement for reasonable and necessary business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1).

                           (b)      In the event the shareholders of the Company
do not approve the Stock Incentive Plan and Agreement,  pursuant to the terms of
Section 4.4 hereof, the Executive may terminate his employment hereunder for "Good Reason" at any time before October 15, 1998. Upon the Executive's termination of his employment with the Company for Good Reason, the Company shall (i) pay to the Executive any accrued and earned but unpaid Base Salary through the effective date of termination specified in the written notice by the Executive, and (ii) pay to the Executive his accrued and earned but unpaid Incentive Compensation, if any, for any Bonus Period ending on or before the termination of Executive's employment with the Company. In addition, if, and only to the extent that, Incentive Compensation would have been payable to the Executive for the Bonus Period in which the Executive terminates his employment with the Company pursuant to this Section 5.5(b), based upon satisfaction of the pre-determined objectives set by the Compensation Committee for such Bonus Period, the Company shall pay the Executive a pro rata share (based upon the ratio of the period during the Bonus Period in which the Executive was employed with the Company, as compared to the total Bonus Period) of the Incentive Compensation that is earned for the Bonus Period in which his employment terminates, payable within two and one-half (2 1/2) months after the end of such Bonus Period. Further, upon the Executive's termination of his employment with the Company pursuant to this Section 5.5(b), the provisions of
Section 6.1 hereof shall terminate. The Company shall have no further liability hereunder (other than for reimbursement for reasonable and necessary business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1). In the event the shareholders of the Company do not approve the Stock Incentive Plan and Agreement, in accordance with Section 162(m) of the Internal Revenue Code, prior to September 30, 1998, any Stock Options granted to the Executive, pursuant to Section 4.4 hereof, any rights to Deferred Compensation under Section 4.4(e) and any rights to purchase shares for a nonrecourse note under Section 4.5(a) shall be deemed null and void AB INITIO, whether or not Executive terminates his employment pursuant to this Section 5.5(b).

Upon any termination pursuant to this Section 5.5, the Executive shall be deemed to have resigned as Chairman of the Board of the Company, and if required by the Board, the Executive hereby agrees to immediately execute a resignation letter and to deliver such letter to the Board.

                  5.6 SURVIVAL. The provisions of this Article 5 shall survive any termination of this Agreement, as applicable.

         6.       Restrictive Covenants.
                  ---------------------

                  6.1 NON-COMPETITION. At all times while the Executive is employed by the Company and unless (i) the Executive's employment with the Company is terminated prior to the Expiration Date by the Company without cause (as defined in Section 5.1) or (ii) the Executive terminates his employment with the Company for Good Reason (as defined in Section 5.5), for a two (2) year period after the termination of the Executive's employment with the Company, the Executive shall not, directly or indirectly, engage in or have any interest in any sole proprietorship, partnership, corporation or business or any other person or entity (whether as an employee, officer, director, partner, agent, security holder, creditor, consultant or otherwise) that directly or indirectly (or through any affiliated entity) engages in competition with the Company; provided that such provision shall not apply to the Executive's ownership of Common Stock of the Company or the acquisition by the Executive, solely as an investment, of securities of any issuer that is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and that are listed or admitted for trading on any United States national securities exchange or that are quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system or automated dissemination of quotations of securities prices in common use, so long as the Executive does not control, acquire a controlling interest in or become a member of a group which exercises direct or indirect control or, more than five percent of any class of capital stock of such corporation.

                  6.2  NONDISCLOSURE.  The  Executive  shall  not  at  any  time divulge, communicate, use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any Confidential Information (as hereinafter defined) pertaining to the business of the Company. Any Confidential Information or data now or hereafter acquired by the Executive with respect to the business of the Company (which shall include, but not be limited to, information concerning the Company's financial condition, prospects, technology, customers, suppliers, sources of leads and methods of doing business) shall be deemed a valuable, special and unique asset of the Company that is received by the Executive in confidence and as a fiduciary, and Executive shall remain a fiduciary to the Company with respect to all of such information. For purposes of this Agreement, "Confidential Information" means information disclosed to the Executive or known by the Executive as a consequence of or through his employment by the Company (including information conceived, originated, discovered or developed by the Executive) prior to or after the date hereof, and not generally known, about the Company or its business. Notwithstanding the foregoing, nothing herein shall be deemed to restrict the Executive from disclosing Confidential Information to the extent required by law.

                  6.3 NONSOLICITATION OF EMPLOYEES AND CLIENTS. At all times while the Executive is employed by the Company and for a two (2) year period after the termination of the Executive's employment with the Company for any reason, the Executive shall not, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity (a) employ or attempt to employ, or solicit the employment of, or enter into any contractual arrangement with, any employee or former employee of the Company, unless such employee or former employee has not been employed by the Company for a period in excess of six months, and/or (b) call on or solicit any of the actual or targeted prospective clients of the Company on behalf of any person or entity in connection with any business competitive with the business of the Company, nor shall the Executive make known the names and addresses of such clients or any information relating in any manner to the Company's trade or business relationships with such customers, other than in connection with the performance of Executive's duties under this Agreement.

                  6.4 BOOKS AND RECORDS. All books, records, and accounts relating in any manner to the customers or clients of the Company, whether prepared by the Executive or otherwise coming into the Executive's possession, shall be the exclusive property of the Company and shall be returned immediately to the Company on termination of the Executive's employment hereunder or on the Company's request at any time.

                  6.5 DEFINITION OF COMPANY. Solely for purposes of this Section 6, the term "Company" also shall include any existing or future subsidiaries of the Company that are operating during the time periods described herein and any other entities that directly or indirectly, through one or more intermediaries, control, are controlled by or are under common control with the Company during the periods described herein.

                  6.6 ACKNOWLEDGMENT BY EXECUTIVE. The Executive acknowledges and confirms that (a) the restrictive covenants contained in this Section 6 are reasonably necessary to protect the legitimate business interests of the Company, and (b) the restrictions contained in this Section 6 (including without limitation the length of the term of the provisions of this Section 6) are not overbroad, overlong, or unfair and are not the result of overreaching, duress or coercion of any kind. The Executive further acknowledges and confirms that his full, uninhibited and faithful observance of each of the covenants contained in this Section 6 will not cause him any undue hardship, financial or otherwise, and that enforcement of each of the covenants contained herein will not impair his ability to obtain employment commensurate with his abilities and on terms fully acceptable to him or otherwise to obtain income required for the comfortable support of him and his family and the satisfaction of the needs of his creditors. The Executive acknowledges and confirms that his special knowledge of the business of the Company is such as would cause the Company serious injury or loss if he were to use such ability and knowledge to the benefit of a competitor or were to compete with the Company in violation of the terms of this Section 6. The Executive further acknowledges that the restrictions contained in this Section 6 are intended to be, and shall be, for the benefit of and shall be enforceable by, the Company's successors and assigns.

                  6.7 REFORMATION BY COURT. In the event that a court of competent jurisdiction shall determine that any provision of this Section 6 is invalid or more restrictive than permitted under the governing law of such jurisdiction, then only as to enforcement of this Section 6 within the jurisdiction of such court, such provision shall be interpreted and enforced as if it provided for the maximum restriction permitted under such governing law.

                  6.8 EXTENSION OF TIME. If the Executive shall be in violation of any provision of this Section 6, then each time limitation set forth in this
Section 6 shall be extended for a period of time equal to the period of time during which such violation or violations occur. If the Company seeks injunctive relief from such violation in any court, then the covenants set forth in this
Section 6 shall be extended for a period of time equal to the pendency of such proceeding including all appeals by the Executive.

                  6.9 SURVIVAL. The provisions of this Section 6 shall survive any termination of this Agreement, as applicable.

         7. INJUNCTION. It is recognized and hereby acknowledged by the parties hereto that a breach by the Executive of any of the covenants contained in
Section 6 of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Section 6 of this Agreement by the Executive or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies at law or equity the Company may possess.

        8. MEDIATION. Except to the extent the Company has the right to seek an injunction under Section 7 hereof, in the event a dispute arises out of or relates to this Agreement, or the breach thereof, and if the dispute cannot be settled through negotiation, the parties hereby agree first to attempt in good faith to settle the dispute by mediation administered by the American Arbitration Association under its Employment Mediation Rules before resorting to litigation or some other dispute resolution procedure.

         9. SECTION 162(M) LIMITS. For purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, "Section 162(m)"), for each fiscal year of the
Company, payment of the portion (the "Section 162(m) Portion") of the Executive's Incentive Compensation under Section 3.2 earned for that fiscal year that would not otherwise be deductible by reason of Section 162(m) (determined after taking into account all other remuneration required to be taken into account pursuant to Section 162(m) for the year), shall be subject to the following conditions: (i) the pre-determined objectives referenced in Section 3.2(b) hereof shall be determined by the Compensation Committee of the Company, at such times as may be required for the Section 162(m) Portion to be deductible under Section 162(m); (ii) the Company's attainment of the pre-determined objectives shall be determined by the Compensation Committee, in its sole discretion, (iii) payment of the Section 162(m) Portion shall be subject to the prior approval by the shareholders of the Company of the material terms of the pre-determined objectives referenced in Section 3.2(b) hereof (including the maximum amount of Incentive Compensation that may be paid to the Executive for any calendar year pursuant to clause (iv) of this Section 9); and (iv) the sum of (A) the Incentive Compensation under Section 3.2 and (B) the Warrant Reset Incentive under Section 3.3, payable to the Executive for any calendar year shall not exceed One Million Dollars ($1,000,000). Notwithstanding any other provision of this Agreement to the contrary, compensation otherwise payable hereunder to the Executive that, for any year, does not satisfy any of the exceptions to the deduction limitations set forth under Section 162(m), shall not, for such year, exceed the deduction limitation amount set forth under
Section 162(m). In addition, the grant of Stock Options pursuant to Section 4.4 hereof, the payment of any Deferred Compensation made Section 4.4(e) and any rights to purchase shares of the Company's common stock for a nonrecourse note under Section 4.5(a) all shall be subject to and conditioned upon (y) the approval of the Compensation Committee of the Company and (z) the approval by the shareholders of the Company of the Stock Incentive Plan and Agreement pursuant to which the Stock Options shall be granted.

         10. ASSIGNMENT. Neither party shall have the right to assign or delegate his rights or obligations hereunder, or any portion thereof, to any other person without the prior written consent of the other party, except that the Company may assign its rights and obligations to a successor in interest in the event of a sale, merger or reorganization of the Company.

         11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         12. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and, upon its effectiveness, shall supersede all prior agreements, understandings and arrangements, both oral and written, between the Executive and the Company (or any of its affiliates) with respect to such subject matter. This Agreement may not be modified in any way unless by a written instrument signed by both the Company and the Executive.

         13. NOTICES: All notices required or permitted to be given hereunder shall be in writing and shall be personally delivered by courier, sent by registered or certified mail, return receipt requested or sent by confirmed facsimile transmission addressed as set forth herein. Notices personally delivered, sent by facsimile or sent by overnight courier shall be deemed given on the date of delivery and notices mailed in accordance with the foregoing shall be deemed given upon the earlier of receipt by the addressee, as evidenced by the return receipt thereof, or three (3) days after deposit in the U.S. mail. Notice shall be sent (i) if to the Company, addressed to Atlantic Gulf Communities Corporation, 2601 S. Bayshore Drive, Miami, Florida 33133,
Attention: Corporate Secretary, and (ii) if to the Executive, to his address as reflected on the payroll records of the Company, or to such other address as either party hereto may from time to time give notice of to the other.

         14. BENEFITS; Binding Effect. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where applicable, assigns, including, without limitation, any successor to the Company, whether by merger, consolidation, sale of stock, sale of assets or otherwise.

         15. SEVERABILITY. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

         16. WAIVERS. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation. The failure by either party to exercise any rights hereunder shall not be construed as a waiver by such party of such right or of such party's future exercise of such right.

         17. DAMAGES. Nothing contained herein shall be construed to prevent the Company or the Executive from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement. In the event that either party hereto brings suit for the collection of any damages resulting from, or the injunction of any action constituting, a breach of any of the terms or provisions of this Agreement, then the party found to be at fault shall pay all reasonable costs and attorneys' fees of the other. The terms of this Section 17 shall survive any termination of this Agreement.

         18. WAIVER OF JURY TRIAL. The Executive hereby knowingly, voluntarily and intentionally waives the right he may have to a trial by jury in respect of any litigation based hereon, or arising out of, under or in connection with this Agreement and any agreement, document or instrument contemplated to be executed in conjunction herewith, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party hereto.

         19. SECTION HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         20. NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the Company, the Executive and their respective heirs, personal representatives, legal representatives, successors and assigns, any rights or remedies under or by reason of this Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                    COMPANY:

                                    ATLANTIC GULF COMMUNITIES
                                    CORPORATION, a Delaware corporation


                                    By:  ______________________________________
                                         Name:
                                         Title:

                                    COMPENSATION COMMITTEE OF
                                    ATLANTIC GULF COMMUNITIES CORPORATION,
                                    a Delaware Corporation
                                    By: ________________________________
                                    Name:
                                    Title: Chairman


                                    EXECUTIVE:


                                    ___________________________________________
                                          J. Larry Rutherford

                                   SCHEDULE 1
                                1997 OBJECTIVES


Achieving the projected "cash flow" in the attached "AGC Business Plan" for the 4th Quarter of 1997 for the following items:

                                                               Net Contributions
                                                               -----------------

1.  Bulk Land Sales                                             $   14,472.00
1.  Scattered Homesites                                                766.00
1.  Subdivision Homesites                                            2,145.00
1.  Contracts, Mortgages & other Receivables                         6,055.00
1.  Overhead                                                        (2,886.00)

and maintaining the P&L margins associated with these cash flows.

                      ATLANTIC GULF COMMUNITIES CORPORATION
                       STOCK INCENTIVE PLAN AND AGREEMENT
                                       FOR
                               J. LARRY RUTHERFORD

                                    Agreement
                                    ---------

1. GRANT OF OPTION. Atlantic Gulf Communities Corporation, a Delaware corporation (the "Company") hereby grants, as of November 17, 1997 to J. Larry Rutherford (the "Optionee") an option (the "Option") to purchase up to Three Million (3,000,000) shares of the Company's Common Stock, $.01 par value per share (the "Shares"), at an exercise price per share equal to the Option Price. The Option shall be subject to the terms and conditions set forth herein. The Option is a nonqualified stock option, and not an Incentive Stock Option

2. STOCK OPTION PLAN. This Agreement shall also serve as the plan under which the Option is granted, pursuant to the regulations promulgated under Section 162 of the Internal Revenue Code. The maximum number of shares that may be subject to acquisition under the Option may not exceed Three Million (3,000,000) shares.

3. DEFINITIONS. As used herein, the following terms shall have the meaning indicated:

   (a)  "Board" shall mean the Board of Directors of the Company.

   (b) "Cause" shall have the meaning set forth for such term in Section 5.1 of the Employment Agreement.

   (c) "Committee" shall mean a committee appointed by the Board (the "Committee") which shall be composed of two or more Directors all of whom shall be Outside Directors. The membership of the Committee shall be constituted so as to comply at all times with the applicable requirements of Rule 16b-3 promulgated under the Securities Exchange Act and Section 162(m) of the Internal Revenue Code. The Committee shall serve at the pleasure of the Board and shall have the powers designated herein and such other powers as the Board may from time to time confer upon it.

   (d) "Common Stock" shall mean the Company's Common Stock, par value $.01 per share.

   (e)  "Director" shall mean a member of the Board.

   (f) "Employment Agreement" shall mean that certain Employment Agreement entered into by and between the Company and the Optionee, of even date herewith.

    "Fair Market Value" of a Share on any date of reference shall mean the "Closing Price" (as defined below) of the Common Stock on such date (or if such date is not a business day, on the immediately preceding business day), unless the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For the purpose of determining Fair Market Value, the "Closing Price" of the Common Stock on any day shall be the last reported sale price of the Common Stock on the National Association of Securities Dealers' National Market System, on an national securities exchange, or, if no such sales price is reported, the mean between the closing high bid and low asked quotations for such day of
Common Stock on such system, as reported in any newspaper of general circulation. If no quotation is made for the applicable day, the Fair Market Value shall be determined in the manner set forth in the preceding sentence using quotations for the next preceding day for which there were quotations, provided that such quotations shall have been made within the ten (10) "trading" days preceding the applicable day. Notwithstanding the foregoing, if no such information is available, or if otherwise determined necessary by the Committee, the Fair Market Value shall be determined in good faith by the Committee or the Board in a fair and uniform manner.

         (h) "Incentive Stock Option" shall mean an incentive stock option as defined in Section 422 of the Internal Revenue Code.

         (i) "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         (j) "Non-Qualified Stock Option" shall mean an Option which is not an Incentive Stock Option.

         (k) "Option" (when capitalized) shall mean any option granted under this Agreement.

         (l) "Option Price" shall mean the Fair Market Value of a Share on the Shareholder Approval Date.

         (m) "Outside Director" shall mean a member of the Board who qualifies as an "outside director" under Section 162(m) of the Internal Revenue Code and the regulations thereunder and as a "Non-Employee Director" under Rule 16b-3 promulgated under the Securities Exchange Act.

         (n) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

         (o) "Share" shall mean a share of Common Stock..

         (p) "Shareholder Approval Date" shall mean the date on which this Stock Incentive Plan and Agreement is approved by a majority vote of the shareholders of the Company, in satisfaction of Section 162(m) of the Internal Revenue Code.

     Exercise Schedule.
     -----------------

         (a) Except as otherwise provided in Sections 7 or 10 of this Agreement, the Option shall be exercisable in whole or in part, and cumulatively, according to the following schedule:

Exercisability Date        Number of Shares That Become Available for Purchase
-------------------        ---------------------------------------------------

Shareholder Approval Date                           750,000
December 31, 1998                                   750,000
December 31, 1999                                   750,000
December 31, 2000                                   750,000

         (b) Notwithstanding the foregoing, in the event the Optionee's employment with the Company is terminated by the Company without Cause, pursuant to Section 5.4 of the Employment Agreement, any portion of the Option that has not become exercisable prior to the date of Optionee's termination shall become immediately exercisable upon termination by the Company of the Optionee's employment.

         (c) The Option shall terminate on, and in no event shall the Option be exercisable after, November 16, 2004.

5. METHOD OF EXERCISE. This Option shall be exercisable in whole or in part in accordance with the exercise schedule set forth in Section 4 hereof by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such Shares as may be required by the Company. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price. This Option shall be deemed to be exercised after both
(a) receipt by the Company of such written notice accompanied by the exercise price and (b) arrangements that are satisfactory to the Committee in its sole discretion have been made for Optionee's payment to the Company of the amount that is necessary to be withheld in accordance with applicable Federal or state withholding requirements. No Shares will be issued pursuant to the Option unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Shares then may be traded.

6. METHOD OF PAYMENT. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee: (a) cash;
(b) check; or (c) such other consideration or in such other manner as may be determined by the Committee or the Board, which other method, in the discretion of the Committee or the Board may include, without limitation, payment of the exercise price in whole or in part (i) with Shares, (ii) by a promissory note payable to the order of the Company in a form acceptable to the Committee, or
(iii) by the Company retaining from the Shares to be delivered upon exercise of the Option that number of Shares having a Fair Market Value on the date of exercise equal to the option price for the number of Shares with respect to which the Optionee exercises the Option or by any other form of cashless exercise procedure approved by the Committee or the Board.

7. TERMINATION OF OPTION. Any and all unvested or unexercised portion of the Option shall terminate and become null and void at the time of the earliest to occur of the following:

    (a) five (5) business days after the date the Optionee's employment with the Company is terminated for Cause, pursuant to Section 5.1 of the Employment Agreement;

    (b) ninety (90) days after the date the Optionee's employment with the Company is terminated (i) as a result of a disability of the Optionee, pursuant to Section 5.2 of the Employment Agreement, (ii) as a result of the death of the Optionee, pursuant to Section 5.3 of the Employment Agreement, or (iii) by the Company without Cause, pursuant to Section 5.4 of the Employment Agreement; or

    (c) thirty (30) days after the date the Optionee terminates his employment with the Company, pursuant to Section 5.5 (a) of the Employment Agreement.

    Also, the Committee or the Board, in its sole discretion may by giving written notice (the "cancellation notice") cancel, effective upon the date of the consummation of any corporate transaction described in Section 10(a) of this Agreement or the consummation of any reorganization, merger, consolidation or other transaction in which the Company does not survive, any Option that remains unexercised on such date. Such cancellation notice shall be given thirty (30) days prior to the proposed date of such cancellation and may be given either before or after approval of such corporate transaction.

8.  Transferability.
    ---------------

    (a) The Option is not transferable otherwise than by will or the laws of descent and distribution, and during the lifetime of the Optionee the Option shall be exercisable only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

    (b) Unless the prior written consent of the Committee or the Board is obtained and the transaction does not violate the requirements of Rule 16b-3 promulgated under the Securities Exchange Act, no Shares acquired pursuant to the exercise of an Option may be sold, assigned, pledged or otherwise transferred prior to the expiration of the six-month period following the date on which the Option was granted.

9.  NO  RIGHTS  OF   STOCKHOLDERS.   Neither  the   Optionee  nor  any  personal
representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of any portion of the Option prior to the date of exercise of the Option.

10. CHANGE IN CONTROL. This Option shall become immediately fully exercisable in the event of a "Change in Control" or in the event that the Committee or the Board exercises its discretion to provide a cancellation notice with respect to the Option pursuant to Section 7 hereof. For this purpose, the term "Change in Control" shall mean:

    (a) Approval by the shareholders of the Company of (i) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or (ii) a liquidation or dissolution of the Company or (iii) the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned); or

    (b) Individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that (i) any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a- 11 of Regulation 14A promulgated under the Securities Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board, and (ii) any person becoming a director subsequent to the date hereof who is nominated by AP-AGC, LLC, a shareholder of the Company, and who replaces a member of the Incumbent Board nominated by AP-AGC, LLC, shall be for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

    (c) The acquisition (other than from the Company) by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, (excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of 30% or more of either the then outstanding Common
Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors.

11.      Adjustment of Shares.
         --------------------
    (a) If at any time while unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event, appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

    (b) The Committee or the Board may change the terms of Options outstanding under this Agreement, with respect to the option price or the number of Shares subject to the Options, or both, when, in the Committee's or Board's sole discretion, such adjustments become appropriate so as to preserve but not increase benefits under this Agreement.

    (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made to, the number of or exercise price for Shares then subject to outstanding Options granted under this Agreement.

    (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under this Agreement shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

12. Issuance of Shares.
    ------------------

    (a) The Company shall not be obligated to issue any Shares unless it is advised by counsel of its selection that it may do so without violation of the applicable Federal and State laws pertaining to the issuance of securities, and may require any stock so issued to bear a legend, may give its transfer agent instructions, and may take such other steps, as in its judgment are reasonably required to prevent any such violation.

    (b) As a condition to any sale or issuance of Shares upon exercise of any Option, the Committee or the Board may require such agreements or undertakings as the Committee or the Board may deem necessary or advisable to facilitate compliance with any applicable law or regulation including, but not limited to, the following:

                           (i) a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                           (ii)a representation, warranty and/or agreement to be bound by any legends endorsed upon the certificate(s) for such Shares that are, in the opinion of the Committee or the Board, necessary or appropriate to facilitate compliance with the provisions of any securities laws deemed by the Committee or the Board to be applicable to the issuance and transfer of such Shares.

13.      Deferred Compensation.
         ---------------------

                  (i) In the event that the Option Price exceeds $5.75 per Share, then the Company shall pay to the Executive as deferred compensation (the "Deferred Compensation"), the following amounts:

                           (x) On July 1, 2001, an amount equal to the product of 1,000,000 multiplied by the lesser of (1) the Date of Grant Spread and (2) the Date of Payment Spread on June 30, 2001;

                           (y) On July 1, 2002, an amount equal to the product of 1,000,000 multiplied by the lesser of (1) the Date of Grant Spread and (2) the Date of Payment Spread on June 30, 2002; and

                           (z) On July 1, 2003, an amount equal to the product of 1,000,000 multiplied by the lesser of (1) the Date of Grant Spread and (2) the Date of Payment Spread on June 30, 2003.

                  (ii)     For purposes of this Agreement:

                           (x) the "Date of Grant Spread" shall mean the amount, if any, by which (1) the average Fair Market Value of a Share on each business day in the 30 day period ending November 17, 1997 exceeds (2) $5.75; and

                           (y) the "Date of Payment Spread" as of any date shall mean the amount, if any, by which (1) the average Fair Market Value of a Share on each business day in the 30 day period ending on that date exceeds (2) $5.75.

                  (iii)    The  Company   shall  make  payment  of  the  amounts
required under this Section 13 in cash or Shares, or any combination thereof as determined by the Company, less applicable withholding taxes.

14.  FINANCED STOCK PURCHASE.  In addition to the Stock Options  provided for in
Section 1 hereof, the Company shall make loans to the Executive (the "Loans") equal to the funds necessary for the purchase by the Executive of up to an aggregate of One Million Dollars ($1,000,000) worth of the common stock of the Company, valued at fair market value on the date of purchase. The Loans shall be secured by a pledge of the shares of common stock purchased by the Executive. Up to Four Hundred Thousand Dollars ($400,000) of the Loans shall be recourse loans as to the Executive, and up to Six Hundred Thousand Dollars ($600,000) of the Loans shall be non-recourse as to the

Executive. The term of the Loans shall be for five (5) years, payable in annual installments of interest only, with principal and unpaid interest payable on maturity, and the interest rate of the Loans shall be the prime rate, as published in the Wall Street Journal from time to time. In addition to other customary events of default, the Loans shall become due and payable in full upon
(i) the termination by the Company of Executive's employment with the Company hereunder for cause (as defined in Section 5.1 of the Employment Agreement with the Company), or (ii) the termination by Executive of his employment with the Company hereunder. The terms and conditions of all promissory notes evidencing the Loans, and the terms and conditions of all pledge agreements evidencing the pledge of the shares of common stock as security for the Loans, shall be in a form satisfactory to the Company.

         15. SHAREHOLDER APPROVAL REQUIREMENT. Notwithstanding anything to the contrary herein, the Optionee's rights hereunder shall be subject to and conditioned upon approval of this Stock Incentive Plan and Agreement by a majority vote of the shareholders of the Company, in satisfaction of Section 162(m) of the Internal Revenue Code.

16.      ADMINISTRATION.
         --------------

         (a) This Agreement shall be administered by the Committee or the Board.

         (b) The Committee or the Board, from time to time, may adopt rules and regulations for carrying out the purposes of this Agreement. The determinations by the Committee or the Board, and the interpretation and construction of any provision of this Agreement by the Committee or the Board, shall be final and conclusive.

17. NO RIGHT TO CONTINUED EMPLOYMENT. Neither the Option nor this Agreement shall confer upon the Optionee any right to continued employment or service with the Company.

18. LAW GOVERNING. This Agreement shall be governed in accordance with and governed by the internal laws of the State of Delaware.

19. INTERPRETATION. The Optionee accepts the Option subject to all the terms and provisions of this Agreement. The undersigned Optionee hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the this Agreement.

20. NOTICES. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company's Secretary at 2601 S. Bayshore Drive, Miami, Florida 33133, or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee's last permanent address as shown on the Company's records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                              COMPANY:

                              ATLANTIC GULF COMMUNITIES
                              CORPORATION


                              By:
                                 --------------------------------
                              Name:
                                   ------------------------------
                              Title:



                              COMPENSATION COMMITTEE OF
                              ATLANTIC GULF COMMUNITIES CORPORATION


                              By:
                                 --------------------------------
                              Name:
                                   ------------------------------
                              Title:  Chairman






Dated:  _______________       OPTIONEE:


                              By:
                                 ------------------------------
                                  J. LARRY RUTHERFORD

                           ATLANTIC GULF COMMUNITIES
                             2601 S. BAYSHORE DRIVE
                              MIAMI, FLORIDA 33133


                                November 26, 1997


J. Larry Rutherford
President and
Chief Executive Officer
Atlantic Gulf Communities Corporation
2601 South Bayshore Drive
Miami, Florida

         Re: Employment Agreement dated effective as of July 1, 1997 between Atlantic Gulf Communities Corporation (the "Company") and J. Larry Rutherford (the "Executive")

Dear Mr. Rutherford:

         This  letter is to modify,  as set forth  below,  the  above-referenced
Employment Agreement between the Company and you (the Agreement"). The Agreement, as modified hereby, remains in full force and effect. (Any capitalized terms used but not defined herein shall have the meaning ascribed to them in the Agreement.)

         1. Section 3.2(b) of the Agreement provides in the third to last sentence that "[f]ifty percent (50%) of the Bonus, less applicable withholding taxes, shall be paid to the Executive in the form of shares of common stock of the Company, which shares shall be valued at their fair market value as of the date of the payment." Notwithstanding anything to the contrary in the Agreement, the third to last sentence of Section 3.2(b) of the Agreement shall only become effective if it is approved by the Company's stockholders, which approval shall be a majority of the total votes cast on the matter in person or by proxy. Also, until and unless the above-mentioned stockholders approval is obtained, the Bonus shall be payable one hundred percent (100%) in the form of cash, but if such stockholders approval is obtained before March 15, 1999, the third to last sentence of Section 3.2(b) of the Agreement shall be effective for all Bonus Periods, commencing with calendar year 1998.

         2. Section 3.3 of the Agreement provides in the third to last sentence that "[f]ifty percent (50%) of the Warrant Reset Incentive, less applicable withholding taxes, shall be paid to the Executive in the form of shares of common stock of the Company, which shares shall be valued at their fair market value as of the date of payment." Notwithstanding anything to the contrary in the Agreement, the third to last sentence of Section 3.3 of the Agreement shall only become effective if it is approved by the Company's stockholders, which approval shall be a majority of the total votes cast on the matter in person or by proxy, and unless such stockholders approval is obtained, the Warrant Reset Incentive shall be payable one hundred percent (100%) in the form of cash.

J. Larry Rutherford, President and
Chief Executive Officer
Page 2


         3. Notwithstanding  anything to the contrary in the Agreement,  Section
4.5 (captioned "FINANCED STOCK PURCHASE") of the Agreement, shall only become effective if it is approved by the Company's stockholders, which approval shall be a majority of the total votes cast on the matter in person or by proxy.

         Subject to applicable laws and NASDAQ rules, it is contemplated that the matters set forth above to be approved by the Company's stockholders may be submitted to the stockholders as one action, and possibly with certain other related matters.

         Please evidence your agreement with the above modifications to the Agreement by signing your name in the space provided below and returning this letter to the Company.

                                            Very truly yours,



                                            Thomas W. Jeffrey
                                            Executive Vice President

Agreed and Accepted
as of the date first
written above


_______________________________
J. Larry Rutherford